Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Elme Communities

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)

Newly Registered Securities

Fees to Be Paid	Equity	Common Shares of Beneficial Interest, $.01 par value per share	Other	—	—	$350,000,000	$0.00014760	$51,660

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—		—

	Total Offering Amounts					$350,000,000		$51,660

	Total Fees Previously Paid							$0

	Total Fee Offsets							$37,092.58(3)

	Net Fee Due							$14,567.42

Table 2. Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Elme Communities (f/k/a Washington Real Estate Investment Trust)	424(b)(5)	333-253164	February 18, 2021		$37,092.58	Equity	Common Shares of Beneficial Interest, $.01 par value per share	—	$339,985,629 (3)

Fee Offset Sources	Elme Communities (f/k/a Washington Real Estate Investment Trust)	424(b)(5)	333-253164		February 18, 2021						$31,064(3)

	Elme Communities (f/k/a Washington Real Estate Investment Trust)	424(b)(5)	333-224135		May 4, 2018						$6,028.58(3)

(1)	The securities registered herein are offered pursuant to an automatic shelf registration statement.
(2)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”) based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for the Registration Statement (File No. 333-277167) filed by the registrant on February 20, 2024.

(3)

Elme Communities filed a prospectus supplement to Registration Statement No. 333-224135 on May 4, 2018 (the “2018 Prospectus Supplement”), which became effective upon filing, registering an aggregate gross sales price of up to $250,000,000 common shares, for a total registration fee of $31,125, the offering of which has been terminated, $6,375 of which was offset from the fee related to the unsold securities under a prior prospectus supplement. On February 17, 2021, Elme Communities filed a prospectus supplement to Registration Statement No. 333-253164 (the “2021 Prospectus Supplement”) registering an aggregate gross sales price of up to $408,183,475 common shares, for a total registration fee of $44,533, $13,468 of which was offset from the fee related to the unsold securities under the 2018 Prospectus Supplement. As of the date of this Registration Statement, $339,985,629.07 remains unsold under the 2021 Prospectus Supplement, the offering of which has been terminated. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $37,092.58, the amount of the fee attributable to the unsold securities under the 2021 Prospectus Supplement, is available to offset the current registration fee.